Exhibit 10.6

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is entered into as of this 9th  day of May, 2019 (“Effective Date”), by and between Cardinal Health 121, LLC, a Delaware limited liability company (hereinafter “Sublandlord”) and Rekor Systems, Inc., a Delaware corporation (hereinafter “Subtenant”).

Recitals

A. Sublandlord has leased from Exeter 7164 Columbia Gateway, LLC, a Delaware limited liability (hereinafter “Landlord”), certain premises, containing approximately 31,241 rentable square feet of floor area known as Suites 100, 300, and 400 in the building located at 7172 Columbia Gateway Driveway, Columbia, Maryland 21046 (such building hereinafter referred to as the “Building,” and such premises hereinafter referred to as the “Premises”) pursuant to the terms of a certain lease agreement dated March 5, 2010 (hereinafter the “Original Lease”), as amended by that First Amendment to Lease dated October 3, 2013 (hereinafter, the “First Amendment” and collectively with the Original Lease and any other amendments or modifications, hereinafter the “Lease”), a copy of which is attached hereto as Exhibit A.

B. Sublandlord is willing to sublease to Subtenant a portion of the Premises including approximately 8,738 rentable square feet of floor area in Suite 400 (hereinafter the “Subleased Premises”) as depicted on Exhibit B, attached hereto, and Subtenant is willing to sublease the Subleased Premises from Sublandlord subject and pursuant to the terms hereinafter set forth.

Agreement

It is mutually agreed:

Section 1. Subleased Premises. Sublandlord hereby subleases the Subleased Premises to Subtenant, together with all obligations and all parking and other rights attributable to the Subleased Premises under the Lease, if any, and Subtenant hereby subleases the Subleased Premises and such obligations and rights from Sublandlord. Subtenant has had an opportunity to inspect the Subleased Premises and accepts it in their “AS IS” condition. Sublandlord shall have no obligation to undertake any improvements, alterations, or maintenance obligations on behalf of Subtenant, provided, however, Sublandlord shall notify Landlord of any maintenance deficiencies or repair obligations of Landlord under the Lease within two (2) business days after Subtenant notifies Sublandlord of such deficiencies. Except as otherwise expressly stated in this Sublease, Subtenant shall be responsible for performing all obligations of Sublandlord owed to Landlord under the terms of the Lease with respect to the maintenance and repairs of the Subleased Premises. Sublandlord covenants that Subtenant may peaceably and quietly enjoy the Subleased Premises without disturbance by Sublandlord or any person claiming by, through or under Sublandlord, subject nevertheless to the terms and conditions of this Sublease and to the Lease and any other leases, mortgages, or other matters to which this Sublease is subordinate.

Section 2. Term. The term of this Sublease (“Term”) shall commence on the later of (i) May 1, 2019 or (ii) the date Sublandlord tenders possession of the Subleased Premises to

Section 3. Subtenant (the “Commencement Date”) and shall expire August 31, 2021, unless sooner terminated as provided in this Sublease (the “Termination Date”). In no event shall Subtenant have any right to extend the Term beyond the term of the Sublease. Within thirty (30) days of the Commencement Date, Sublandlord and Subtenant shall execute a commencement date certificate substantially in the form of Exhibit G, attached hereto (the “Commencement Date Certificate”).

Section 4. Annual Base Rent. Commencing on the Commencement Date and throughout the Term, Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) for the Subleased Premises at the rate per month set forth in the table below. Commencing on the anniversary of the Commencement Date (and if the Commencement Date is not the first day of the month, then the first day of the calendar month in which the Commencement Date occurs), and continuing for every twelve (12) month period thereafter, Base Rent shall increase in accordance with the schedule listed in the table below. If the Commencement Date is not the first day of the calendar month, the monthly installment of Base Rent payable by Subtenant shall be prorated on a day for day basis in accordance with the terms of Section 4.1 of the Lease. Base Rent shall be paid monthly in advance, on or before the first business day of every calendar month throughout the Term in accordance with the following schedule:

Lease Year	Annual Base Rent per Rentable Square Foot	Annual Base Rent Total	Monthly Base Rent Payment Totals
Year 1	$16.50	$144,177.00	$12,014.75
Year 2	$17.16	$149,944.08	$12,495.34
Start of Year 3 through the Termination Date	$17.85	$155,973.30	$12,997.78

Sublandlord and Subtenant hereby acknowledge that the Base Rent payable pursuant to this Section 3 includes Subtenant’s proportionate share of Tenant’s Share of Operating Expense Increases, Real Property Taxes, utility charges, and all other charges payable by Sublandlord under the Lease for the Subleased Premises.

Section 5. Base Rent Abatement Period. Notwithstanding anything to the contrary contained in this Sublease, provided that Subtenant is not in default of its obligations under this Sublease prior to or during the Base Rent Period (as such term is defined hereunder), commencing on the Commencement Date and continuing throughout the first (1st) sixty-one (61) days of the Term of this Sublease (the “Base Rent Abatement Period”), Base Rent shall be abated by an amount equal to one hundred percent (100%) of the Base Rent otherwise due.

Section 6. Advanced Rent Payment. Upon the execution and delivery of the Sublease, Subtenant shall pay to Sublandlord an amount equal to $25,012.53 ("Advanced Rent Payment"), comprised collectively of the installment of the Base Rent due for the first (1st) full calendar month of the Term and the installment of the Base Rent due for the last full calendar month of the Term ("Advanced Rent Payment"). The Advanced Rent Payment shall be applied to the first and last monthly installments of Base Rent, respectively, coming due under this Sublease.

Section 7. Utilities and Janitorial Services. Charges for the utility services consumed by Subtenant in or at the Subleased Premises during the Term (including electricity, and natural gas provided by Landlord) shall be included in the Base Rent. All Building services and utility services (to the extent applicable) shall be provided in accordance with the terms of Section 11 of the Lease. Sublandlord shall not be liable to Subtenant for or any interruption or termination of utility services. Subtenant shall provide, at its own expense, any janitorial services it may use or require for the Subleased Premises. Subtenant shall not exceed the occupancy density ratio allocated to the Subleased Premises in accordance with Section 11.2 of the Lease during the Term. In the event Subtenant exceeds such density ratio in connection with its use of the Subleased Premises, Subtenant acknowledges and agrees that Subtenant shall be solely liable and responsible for all of the obligations and covenants of the Tenant under Section 11.2 of the Lease occasioned by such excessive usage, including without limitation, all costs and expenses in connection with any additional services and utilities supplied to the Subleased Premises, any installation of additional systems and equipment serving the Subleased Premises, and any repair to Subleased Premises due to damage or wear and tear. To the extent Landlord does not provide any service to Sublandlord under the Lease that are not otherwise reimbursed as Operating Expenses, Subtenant shall contract directly with the service provider for such services (which shall include, but shall not be limited to telecommunications services).

Sublandlord agrees, upon Subtenant’s request, to use reasonable efforts (excluding litigation or other adversarial proceedings), at Subtenant’s expense, (a) to cause Landlord to provide any Building services contemplated under the Lease to be provided to Subtenant, or (b) to obtain Landlord’s consent or approval under the Lease whenever required by the Lease, including promptly requesting such consent or approval from Landlord. Sublandlord and Subtenant hereby agree that reasonable efforts shall include, without limitation, Sublandlord promptly (x) providing written notice to Landlord (or oral notice if permitted under the terms of the Lease) after Sublandlord receives notice from Subtenant hereunder, (y) providing Subtenant with copies of written notices or written responses received from Landlord relating to the Building services or any requested consents or approval, and (z) otherwise keeping Subtenant reasonably informed as to communications with Landlord relating to the Sublease Premises and the use thereof, the Building services and any requested consents or approvals hereunder or under the Lease.

Section 8. Use of Subleased Premises. Subtenant shall use the Subleased Premises for general office use only in conformance with the terms of the Lease, and for no other purpose. Subtenant shall have no right to erect or change any Building Signage without the express written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed, provided however, Sublandlord’s consent shall be subject to and conditioned upon Landlord’s express consent in accordance with the terms of the Lease. Subtenant shall have no right to use any existing external or backup generator currently used by Sublandlord at the Subleased Premises.

Section 9. Subordination of Sublease. This Sublease shall be subject to and subordinate to the terms of the Lease. Upon the termination of the Lease for any reason, this Sublease shall automatically terminate and Subtenant shall vacate the Subleased Premises in accordance with the requirements for surrender of the Premises by the Tenant under Section 7.2 of the Lease.

Section 10. Alterations and Improvements. Notwithstanding any terms in the Lease to the contrary, Subtenant may not make or permit to be made, alterations or improvements to the Subleased Premises (including without limitation, telecommunications, data transmission and other wiring), without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed, provided however, Sublandlord’s consent shall be subject to and conditioned upon Landlord’s express consent in accordance with the terms of the Lease. All such alterations or improvements to be performed by Subtenant, including any work requested by Subtenant as necessary for Subtenant to prepare the Subleased Premises for its occupancy as approved and described in the work letter attached as Schedule I to Exhibit C, and as detailed in the drawings from Banta Campbell Architects, Inc. and attached as Schedule I to Exhibit C (“Subtenant's Improvements”), shall be made in accordance with the express terms of the Lease and shall be subject to all approval or removal requirements contained in the Lease. At the time of Sublandlord’s and Landlord’s approval of any alterations or improvements in accordance with the terms of this Sublease, Sublandlord or Landlord shall notify Subtenant in writing whether or not Subtenant will be required to remove any such alterations or improvements prior to the expiration of the Term and restore any portion of the Subleased Premises to its original condition. Subtenant shall promptly pay all costs and expenses attributable to any and all alterations and improvements and shall indemnify Sublandlord and Landlord against any (i) mechanics' liens or other liens or claims filed or asserted as a result thereof and against any costs related thereto or (ii) expenses which may be incurred as a result of building code violations attributable to such alterations or improvements. Subtenant shall promptly repair any damage to the Subleased Premises or to the Building caused by any and all alterations or improvements. Subtenant shall indemnify Sublandlord and Landlord for any claims, causes of action, or damages arising from or associated with such alterations. Subtenant’s obligation to indemnify Landlord and Sublandlord pursuant to this Section 9 shall survive the termination of this Sublease. Unless Sublandlord otherwise requires removal by Subtenant during the Term, any alterations or improvements to the Subleased Premises, except movable furniture and equipment and trade fixtures, shall become the property of Sublandlord, and shall not be removed by Subtenant.

Section 11. Existing Personal Property. Subtenant shall have the right to use Sublandlord’s furniture and equipment ("Personal Property") listed on Exhibit D at no additional cost and expense to Subtenant during the Term. Sublandlord does not warrant the suitability of the Personal Property and Subtenant shall accept such Personal Property in its “AS IS” condition with all faults. Subtenant shall maintain the Personal property in good condition, subject to reasonable wear and tear from regular use. Sublandlord shall have no obligation or liability for the repair or replacement of the Personal Property. Subtenant shall have the right to relocate and modify the Personal Property, provided however, the Personal Property shall not be removed from the Subleased Premises without Sublandlord’s express written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event Sublandlord consents to the removal of any of the Personal Property from the Subleased Premises during the Term, then: (i) such removal and storage of the Personal Property shall be at Subtenant’s sole cost and expense; (ii) Subtenant shall be solely responsible for any repair or replacement of the Personal Property occasioned by such removal; and (iii) Sublandlord shall continue to own all such Personal Property during the Term, subject to the automatic transfer of the Personal Property to Subtenant described herein. Upon the expiration of the Term, provided that Subtenant is not in default of its obligations under this Sublease, the Personal Property shall automatically be transferred and conveyed to Subtenant for an amount equal to $1.00. Sublandlord shall have the right to provide a bill of sale to Subtenant to reflect such sale. After such transfer of the Personal Property as provided herein, Subtenant shall thereafter be solely responsible for removing the Personal Property following its occupancy of the Subleased Premises in accordance with the terms of the Lease.

Section 12. Sublandlord Representations. Sublandlord represents and warrants to Subtenant that to the best knowledge of Sublandlord, neither Landlord nor Sublandlord is in default in the performance of any covenant, agreement or condition contained in the Lease, and the Lease is in full force and effect.

Section 13. Parking. Subject to the use restrictions expressly stated in Section 16.1 of the Lease, during the Term, Subtenant shall have the non-exclusive right to use sixty (60) unreserved parking spaces allocated to Sublandlord under the Lease, subject to the rights of any existing subtenant(s). The unreserved parking spaces allocated to Sublandlord under the Lease are shaded in yellow on the parking site plan attached hereto as Exhibit E (the “Parking Site Plan”).

Section 14. Assignment or Subletting. Subtenant shall not assign this Sublease or any estate or interest therein or right of occupancy thereunder (including any mortgage or other collateral assignment) or sublet the Subleased Premises or any part thereof without the prior written consent of Sublandlord and Landlord, as may be required under the Lease, which consent shall not be unreasonably withheld, conditioned, or delayed, provided however, Sublandlord’s consent shall be subject to and conditioned upon Landlord’s express consent in accordance with the terms of the Lease.

Section 15. Waiver of Subrogation. Any provision of the Lease with respect to the waiver of subrogation shall apply under this Sublease, except that “Sublandlord” shall be substituted for “Landlord” and “Subtenant” shall be substituted for “Tenant.” In addition to the foregoing, any obligation under Section 8.4 of the Lease for Tenant to waive any rights of subrogation with respect to claims against Landlord shall apply to Subtenant, and Subtenant affirmatively waives and herby releases any right of recovery against Landlord in accordance with the requirements of Section 8.4 of the Lease.

Section 16. Insurance. Subtenant shall maintain with respect to the Subleased Premises all insurance required to be maintained by Sublandlord pursuant to the Lease. Such insurance shall name Sublandlord as an additional insured, and, if any of such insurance is required by the Lease to cover Landlord or anyone else or to name Landlord or anyone else as an additional insureds, it shall also be required to cover Landlord and such others and name Landlord and such others as an additional insureds. Subtenant shall provide certificates of insurance to Sublandlord prior to taking occupancy of the Subleased Premises and upon renewals of such policies. Subtenant shall endeavor to provide a thirty (30) day written notice of any cancellation prior to the policy(ies) expiration date. If Subtenant should fail to comply with the foregoing requirements relating to insurance, Landlord and Sublandlord shall have the right, but not the obligation, to obtain such insurance on Subtenant's behalf, in which event Subtenant shall reimburse Landlord and/or Sublandlord, as the case may be, on demand for all reasonable costs and expenses incurred by such party in obtaining such insurance.

Section 17. Indemnification. Without limiting any specific agreement of Subtenant to indemnify, defend and/or hold Sublandlord harmless provided for in this Sublease, Subtenant acknowledges and agrees that any and all provisions of the Lease providing for the Tenant hereunder to indemnify, defend and/or hold harmless the Landlord, and any and all waivers of the tenant under the Lease, are hereby incorporated into this Sublease and made by Subtenant to, for the benefit of and in favor of Sublandlord. The foregoing indemnity shall not relieve any insurance carrier of its obligations under policies required to be carried by Subtenant pursuant to the provisions of this Sublease to the extent that such policies cover the results of such acts or conduct. In addition to the foregoing, Subtenant agrees, to the fullest extent permitted by law, to indemnify, defend, and hold Sublandlord and its employees, partners, agents, contractors, and lenders harmless from and against any and all loss, cost, expense, or liability (including, without limitation, reasonable attorneys' fees, accountants' fees, and court costs) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Subtenant's failure to perform any duties or obligations imposed on Subtenant under this Sublease.

Section 18. Compliance with Lease. Except as otherwise expressly provided under this Sublease, Subtenant shall comply with all of the obligations imposed by the Lease on Sublandlord, and Subtenant shall indemnify, defend and hold harmless Sublandlord from any default by Subtenant under this Sublease or the Lease. In the event of any conflict between the terms of the Lease and this Sublease, the terms of this Sublease shall control as between Sublandlord and Subtenant. Subtenant, its employees, agents, licensees and visitors will at all times faithfully observe and comply with the Rules and Regulations, as set forth in Exhibit C of the Lease.

Section 19. Subtenant's Default. The occurrence of any one or more of the following events shall be deemed a default and breach of this Sublease by Subtenant (each an “Event of Default”):

A. Subtenant’s failure to make any payment of Base Rent or any other payment required to be made by Subtenant hereunder, as and when due which failure shall continue for five (5) business days after receipt of written notice from Sublandlord;

B. Subtenant’s failure to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Sublease (other than a default under Section 18.A of this Sublease), for more than thirty (30) days after receipt of written notice thereof from Sublandlord (or such longer period as may be allowed under the terms of the Lease to cure such failure); and

C. Subtenant’s failure to perform or observe any term, condition, covenant or obligation required to be performed or observed by Sublandlord under the Lease, and such failure continues beyond any applicable notice or cure period provided for in the Lease.

Any occurrence under Section 18.A, Section 18.B, or Section 18.C of this Sublease shall be deemed an event of default under the Lease with respect to Subtenant under this Sublease. Upon the occurrence of any Event of Default under this Sublease, Sublandlord shall have all rights afforded to Landlord under the Lease.

Section 20. Security Deposit. Upon Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord one monthly installment of Base Rent in the amount equal to $12,014.75 as the “Security Deposit” which shall be retained by Sublandlord as security for Subtenant’s payment of Base Rent, and performance of its other obligations under the provisions of this Sublease. On the occurrence of an event of default, Sublandlord shall be entitled, at its sole discretion, to (a) apply any or all of such sum in payment of any Base Rent due and unpaid, any expense incurred by Sublandlord in curing any such event of default, and any damages incurred by Sublandlord by reason of such event of default (including but not limited to reasonable attorneys’ fees); or (b) retain any or all of such sum in liquidation of any or all damages suffered by Sublandlord by reason of such default. The Security Deposit shall not be applied to the last month’s installment of Base Rent; rather, upon the expiration of this Sublease, provided Subtenant is not in default of its obligations hereunder, any of the Security Deposit then remaining shall be returned to Subtenant within thirty (30) days after the Expiration Date.

Section 21. Miscellaneous.

A. Waiver. One or more waivers of any breach by Sublandlord of any covenant or condition of this Sublease shall not be construed as a waiver of subsequent breach of the same covenant or condition, and the consent or approval by Sublandlord to or for any act by the other requiring consent or approval shall not be deemed to render unnecessary consent or approval to or for any subsequent similar act. No breach of a covenant or condition of this Sublease shall be deemed to have been waived by Sublandlord, unless such waiver is in writing signed by Sublandlord.

B. Entire Agreement. This Sublease and the Exhibits attached hereto set forth all of the covenants, promises, agreements, conditions and understandings between Sublandlord and Subtenant concerning the Subleased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. No alteration, amendment, change, or addition to this Sublease shall be binding upon Sublandlord or Subtenant unless reduced to writing and signed by each party.

C. Notices. Any notice required or permitted to be given under this Sublease or by law shall be deemed to have been given if reduced to writing and delivered in person or mailed by registered, certified mail, or overnight express mail, postage prepaid to the party who is to receive such notice. Such notice to Sublandlord and Subtenant shall be mailed to their respective addresses set forth below. When so mailed, the notice shall be deemed to have been given as of one (1) business day after the date it was mailed if sent by overnight express mail or courier, and three (3) business days after the date it was mailed if sent by registered or certified mail. The address of the parties may be changed by giving written notice thereof to the other party.

Notices to Subtenant:	Rekor Systems, Inc., Attn: Director of Administration xxx xxxxx xx xxxx, xx xxxxx Email xxxxx@rekorsystems.com Telephone xxx-xxx-xxxx

Notices to Sublandlord:	Cardinal Health 121, LLC, c/o Cardinal Health, Inc. 7000 Cardinal Place Dublin, Ohio 43017 Attn: Corporate Real Estate
D. Captions and Capitalized Terms. The captions appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections nor in any way affect this Sublease. Capitalized terms used herein, if not otherwise defined herein, shall have the meaning ascribed to such terms as stated in the Lease.

E. Broker's Commissions. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Sublease, other than CBRE, Inc. on behalf of Sublandlord ("Broker"), and that no other broker or finder procured or negotiated this Sublease or is entitled to any commissions or fees in connection herewith. Sublandlord will pay the Broker a commission pursuant to a separate agreement. Sublandlord and Subtenant each shall indemnify and hold the other harmless from and against any and all costs, expenses (including reasonable attorneys' fees), and liabilities relating to any compensation, commissions, or charges by any broker or agent with whom the indemnifying party has had or claims to have had any dealings.

F. Successors. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective successors and assigns of said parties, subject to the restrictions on assignment contained herein; and if there shall be more than one (1) person or entity which makes up a party, they shall be bound jointly and severally by the terms, covenants and agreements herein.

G. Surrender of the Premises. Upon the expiration or earlier termination of this Sublease, or upon the exercise by Sublandlord of its right to reenter the Subleased Premises without terminating this Sublease, Subtenant shall immediately surrender the Subleased Premises to Sublandlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Subtenant is not obligated to repair, failing which Sublandlord may restore the Subleased Premises to such condition at Subtenant's expense. Upon such expiration or termination, Subtenant shall have the right to remove its personal property and trade fixtures. Subtenant shall promptly repair any damage caused by any such removal, and shall restore the Subleased Premises to the condition existing prior to the installation of the items so removed.

H. Holding Over. Subtenant shall have no right to occupy the Subleased Premises or any portion thereof after the Termination Date or the earlier termination of this Sublease. In the event that Subtenant shall remain in possession of the Subleased Premises following the Termination Date, Subtenant shall indemnify, save, protect, defend and hold Sublandlord and Landlord harmless from and against all cost, expense, and damages including, without limitation, attorneys' fees and consequential damages, arising from such holdover. In the event of such holdover, such occupancy shall be a tenancy from month to month upon all terms and conditions of this Sublease pertaining to the obligations of Subtenant, except that, Subtenant shall pay to Sublandlord an amount as monthly any payments Base Rent equal to the great of (i) all sums payable by Sublandlord to Landlord under the Lease as a result of such holdover; or (ii) two hundred percent (200%) of the monthly installment of the Base Rent payable under this Sublease for the period immediately prior to the holdover period. In the event of any holdover, Sublandlord may exercise all remedies available to Sublandlord in an Event of Default under this Sublease.

I. Authority. Sublandlord and Subtenant mutually represent and warrant that each has the authority and power to enter into this Sublease and that this Sublease constitutes a legal, valid and binding obligation of both Sublandlord and Subtenant.

J. Landlord Consent to Sublease. The parties acknowledge that this Sublease is expressly contingent upon each of Subtenant and Sublandlord receiving and approving, in their sole discretion, an instrument executed by Landlord confirming its consent to this Sublease and such other matters as either party may require, in substantially the same form attached hereto as Exhibit F (the “Consent”). Sublandlord shall use commercially reasonable efforts to obtain such Consent. In the event Landlord does not so Consent within thirty (30) days of the Effective Date, either party may terminate this Sublease upon written notice to the other party after the expiration of such 30-day period, but before Landlord delivers the Consent. If this Sublease is so terminated, Sublandlord shall promptly return any prepaid Base Rent and the Security Deposit to Subtenant.

K. Applicable Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Maryland.

L. Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed to be an original Sublease, but all of which shall constitute but one and the same Sublease. All parties hereto may rely upon emailed signatures (including signatures in Portable Document Format) as if such signatures were originals. All parties hereto agree that an emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Sublease as if it were an original signature page.

(Signatures on following page)

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be signed by their duly authorized officers or agents as of the day and year first above written.

SUBLANDLORD:

CARDINAL HEALTH 121, LLC,
a Delaware limited liability company

By: /s/ Marino Colatruglio
Name: Marino Colatruglio
Its: Authorized Signatory

SUBTENANT:

REKOR SYSTEMS, INC.,
a Delaware corporation

By: /s/ Robert Berman
Name: Robert Berman
Its: Authorized Signatory

Drafted and approved as to form by:

/s/ Karim A. Ali
Karim A. Ali
Porter Wright Morris & Arthur LLP

EXHIBIT A

Lease

Omitted.

EXHIBIT B

Subleased Premises

Omitted.

EXHIBIT C

Subtenant’s Improvements Work Letter

This Subtenant’s Improvements Work Letter shall set forth the terms and conditions relating to the construction of the Subtenant’s Improvements in the Subleased Premises.

SECTION 1

Lease Requirements.                                                      In addition to any requirements under the Sublease and this Exhibit C, all the Subtenant’s Improvements shall be completed by Subtenant in accordance with the requirements applicable to the Tenant as set forth in Section 7.3 of the Lease (Alterations and Additions); provided that if any approval or consent is required from Landlord under Section 7.3 of the Lease, for purposes of this Sublease such approval or consent shall require the approval and/or consent of Sublandlord and Landlord.

SECTION 2

Subtenant Obligations.                                                      Any Subtenant’s Improvements in or about the Subleased Premises that Subtenant shall desire to make shall be presented to Sublandlord and Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit, provided a building permit is required under applicable law, regulations or ordinances. If Sublandlord and Landlord each consent to the Subtenant’s Improvements, such consent shall be conditioned upon Subtenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Sublandlord and Landlord prior to the commencement of the work, and compliance by Subtenant with all conditions of said permit in a prompt and expeditious manner. Subtenant shall not commence the Subtenant’s Improvements until Sublandlord and Landlord have approved in writing Subtenant’s plans and specifications. To the extent a building permit is required under applicable law, regulations or ordinances, Sublandlord agrees to reasonably cooperate with Subtenant in obtaining the same at no cost or expense to Sublandlord. Subtenant shall have the right to use its own, architect, engineers, and contractors, subject to Sublandlord’s and Landlord’s review and approval. The Subtenant’s Improvements shall be completed in a good workmanlike manner and in accordance with the terms of the Lease. Within thirty (30) days of Subtenant’s substantial completion of Subtenant’s Improvements, Subtenant shall submit to Sublandlord (i) as-built drawings of the Subleased Premises in CAD or other electronic form reasonably acceptable to Sublandlord; and (ii) final waivers of liens, owner’s sworn statements, contractor’s sworn statements, and architects’ certificates in such form as may be reasonably required by Sublandlord from all parties performing labor or supplying materials or services in connection with the Subtenant’s Improvements, showing that all of said parties have been compensated in full and waiving all liens in connection with the Subleased Premises and Building.

SCHEDULE I

TO EXHIBIT C

Subtenant’s Drawings

Omitted.

EXHIBIT D

Personal Property

Omitted.

EXHIBIT E

Parking Site Plan

Omitted.

EXHIBIT F

FORM OF

LANDLORD’S CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (the “Consent”) is made this ____ of ______________, 2019, by EXETER 7164 COLUMBIA GATEWAY, LLC, a Delaware limited liability company (“Master Landlord”); CARDINAL HEALTH 121, LLC, a Delaware limited liability company (“Sublessor”); and REKOR SYSTEMS, INC., a Delaware corporation (“Sublessee”).

WITNESSETH:

A.           Master Landlord and Sublessor are parties to that certain lease agreement (hereinafter the “Original Lease”), as amended by that First Amendment to Lease dated October 3, 2013 (hereinafter, the “First Amendment” and collectively with the Original Lease and any other amendments or modifications, hereinafter the “Master Lease”) for certain premises containing approximately 31,241 rentable square feet of floor area known as Suites 100, 300, and 400 in the building located at 7172 Columbia Gateway Driveway, Columbia, Maryland 21046 (the “Premises”), as more fully described in the Master Lease.

B.           Sublessor desires to enter into a sublease agreement with Sublessee (“Sublease Agreement”), whereby Sublessor will sublease to Sublessee a portion of the Premises including approximately 8,738 rentable square feet of floor area in Suite 400 and has requested that Master Landlord consent thereto.

NOW, THEREFORE, in consideration of the foregoing recitals, which are true and correct and incorporated herein by reference, and for the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           A true, correct and complete copy of the Sublease Agreement between Sublessor and Sublessee is attached hereto as Exhibit “A”.

2.           Master Landlord hereby consents to the sublease of the premises described in the Sublease Agreement to Sublessee. In the event that Sublessor and Sublessee desire to modify or amend the Sublease Agreement in any way, Sublessor and Sublessee shall be required to obtain Master Landlord's consent thereto, and any further sublease of the Premises shall require Master Landlord’s consent.

3.           The parties hereto agree that: (i) this Consent does not constitute approval by Master Landlord of the terms, conditions and/or requirements of the Sublease Agreement but only approval as to the sublet of the subleased premises by Sublessor to Sublessee; (ii) Master Landlord’s consent to the Sublease Agreement shall not create privity of contract between Master Landlord and Sublessee with respect to the Sublease Agreement; (iii) the Sublease Agreement is subject to and subordinate to all provisions of the Master Lease and Sublessor shall remain liable for performance of all obligations and liabilities under the Master Lease; (iv) the Sublease Agreement shall in no way whatsoever expand the liability or obligations of Master Landlord; (v) any termination of the Master Lease for any cause whatsoever, shall at Master Landlord's sole option in Master Landlord’s absolute discretion, either (a) immediately terminate the Sublease Agreement, or (b) operate as an assignment to Master Landlord of the Sublease Agreement as if Master Landlord was the sublessor thereunder; (vi) Sublessor's obligation to indemnify and hold Master Landlord harmless as set forth in the Master Lease shall include, but not be limited to, indemnification from any claims arising from the use of the Property, or any portion thereof, by Sublessee, its agents, employees, invitees, representatives, or contractors, or any negligence or willful misconduct by any of said parties, and (vii) this Consent shall not be deemed an expressed or implied affirmation or representation of any factual statements or recitations contained in the Sublease Agreement. Further, nothing herein shall be deemed as Master Landlord’s consent or approval to any planned or anticipated improvements or alterations to the Premises and any such improvements must be consented to and performed in accordance with the Master Lease. In the event of a Sublessor default under the Master Lease, Master Landlord may elect, in its sole discretion, by providing written notice to Sublessee to have Sublessee pay all sums due under the Sublease Agreement directly to Master Landlord and upon receipt of such notice, Sublessee shall, notwithstanding anything to the contrary in the Sublease Agreement and without being in default of the Sublease Agreement pay such sums directly to Master Landlord.

4.           Any notice or communication with any party hereto that such party may desire or be required to give to any other party under or with respect to this Consent shall be given in the manner required by the notice provisions of the Master Lease. The current notice addresses of the parties are as follows:

Master Landlord:

101 West Elm Street, Suite 600
Conshohocken, PA 19428
Attn: Chief Financial Officer

Sublessor:

Cardinal Health 121, LLC
c/o Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attn: Corporate Real Estate

Sublessee:

Rekor Systems, Inc.,
Attn: Director of Administration
xxx xxxxx xx
xxxx, xx xxxxx
Email xxxxx@rekorsystems.com
Telephone xxx-xxx-xxxx

5.           Sublessee shall provide Master Landlord and Master Landlord shall provide Sublessee with a copy of any notices of default that Sublessee or Master Landlord may send to Sublessor pursuant to the terms of the Sublease Agreement and Master Lease Agreement.

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[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Consent as of the date first set forth hereinabove.

MASTER LANDLORD:

EXETER 7164 COLUMBIA GATEWAY, LLC, a Delaware limited liability company

By: Exeter Operating Partnership III, L.P., a Delaware limited partnership, its sole member

By: Exeter Operating Partnership III GP LLC, a Delaware limited liability company, its sole general partner

By: Exeter Industrial REIT III LLC, a Delaware limited liability company, its sole member

By: ______________________________ Name: ______________________________ Title: ______________________________

SUBLESSOR:

CARDINAL HEALTH 121, LLC
a Delaware limited liability company

By:____________________________________
Name: Marino Colatruglio
Its: Authorized Signatory

SUBLESSEE:

REKOR SYSTEMS, INC.,
a Delaware corporation
By: ______________________________ Name: Robert Berman Title: Authorized Signatory

Drafted and approved as to form by: _____________________________ Karim A. Ali, Esq. Porter Wright Morris & Arthur LLP

EXHIBIT "A"

SUBLEASE AGREEMENT

EXHIBIT G

FORM OF

COMMENCEMENT DATE CERTIFICATE

This Certificate, dated as of May __, 2019, is being provided pursuant to the terms and provisions of that certain Sublease Agreement dated May __, 2019 (the “Sublease”) between Cardinal Health 121, LLC, a Delaware limited liability company (hereinafter “Sublandlord”) and Rekor Systems, Inc., a Delaware corporation (hereinafter “Subtenant”)

Sublandlord and Subtenant hereby confirm and certify as follows:

1.
Sublandlord has delivered the Subleased Premises in accordance with the Lease as of May __, 2019.

2.
The Commencement Date of the Sublease is May __, 2019.

3.
The Termination Date of the Term of the Sublease is August 31, 2021.

SUBLANDLORD Cardinal Health 121, LLC, a Delaware limited liability company By:___________________________________ Name: Marino Colatruglio Title: Authorized Signatory	SUBTENANT Rekor Systems, Inc., a Delaware corporation By:_________________________________ Name: Robert Berman Title: Authorized Signatory